SUBSCRIBER AGREEMENT


          This Subscriber Agreement ("AGREEMENT") is made as of the 19th day of April, 2001 ("EFFECTIVE DATE") by and between Whirlwind Marketing, Inc. a Delaware corporation ("WHIRLWIND"), and America's Charities, a non-profit ("SUBSCRIBER").

                                   WITNESSETH

          WHEREAS, Whirlwind develops and markets fundraising products and services for non-profit organizations, including charitable organizations, educational institutions, and civic and trade associations;

          WHEREAS, Whirlwind has developed an on-line fundraising toolset, V-Giving ("V-GIVING"), that provides Whirlwind's customers with the ability to accept donations over the Internet, as well as establish and further develop relationships with their donors;

          WHEREAS, Subscriber is an association of certain non-profit organizations and desires to enter into a relationship with Whirlwind whereby, for a certain fee, "hyperlinks" to the V-Giving toolset will be added by Subscriber to the splash pages of the Member Charities (as defined below) on Subscriber's website, and Whirlwind will provide certain donation acceptance and processing services in connection therewith.

          NOW, THERFORE, in consideration of the conditions and covenants set forth hereinafter, Whirlwind and Subscriber, intending to be legally bound, agree as follows:

     1.   HYPERLINKS AND SERVICES.  In consideration for the payments to be made
          -----------------------
to Whirlwind hereunder, Subscriber will receive (a) the ability to "hyperlink" the splash page for each Member Charity on Subscriber's website to the V-Giving toolset (the particular hyperlink for each splash page is hereafter referred to as a "Hyperlink"), and (b) access to the donation acceptance and processing services offered by Whirlwind through the V-Giving toolset from time to time ("SERVICES"). Whirlwind shall provide assistance to Subscriber for establishing the Hyperlinks, however, Whirlwind assumes no responsibility for the failure to establish the Hyperlinks. Donations to Member Charities collected through V-Giving, less applicable merchant transaction fees, shall be deposited in an account designated by Subscriber to Whirlwind in writing within five (5) days after a given transaction. Subscriber shall be responsible for forwarding the appropriate amount of donations to each Member Charity. Each Member Charity shall have access to their V-Giving donor database. Each Member Charity shall have access to update and maintain content on their portion of the V-Giving toolset. Whirlwind does not assume responsibility for content or content errors entered or administered by the Member Charities.

     2.   TERM.
          ----

          (a) The term of the Agreement shall be for three (3) years commencing on the date hereof, subject to extension upon the mutual agreement of the parties.

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          (b) Either party may terminate this Agreement  prior to the expiration of the term upon a material breach by the other party if such breach is not cured within thirty (30) days of receipt by the breaching party of written notice specifying such breach in reasonable detail.

          (c) Notwithstanding anything in this Agreement to the contrary, Whirlwind may immediately terminate this Agreement prior to the end of the term, at its option, by written notice to Subscriber, upon the occurrence of any of the following events:

               (i) Failure by Subscriber to pay any fees owing to Whirlwind hereunder within ten (10) days of the date due;

               (ii) the dissolution, termination of existence or cessation to conduct business of Subscriber;

               (iii) the bankruptcy or insolvency of Subscriber, or the commission by Subscriber of any act evidencing the same, or the appointment of a receiver, trustee or liquidator for Subscriber or for any of its properties or assets; or

               (iv) the making of an assignment by Subscriber for the benefit of its creditors, or the commencement by, for or against Subscriber of a case, or the filing of a petition under the United States Bankruptcy Code (or any successor statute or applicable law), and the failure to have such appointment, assignment, case or petition dismissed within sixty (60) days after the commencement or the entry thereof.

          (d) Upon expiration or termination of this Agreement for any reason whatsoever, Subscriber shall, and shall cause each of the Member Charities to, immediately cease all use of the Hyperlinks and return any proprietary information in connection therewith to Whirlwind.

     3.   PAYMENT TERMS.
          -------------

          (a) Subscriber shall pay fees to Whirlwind in consideration for the Services as follows:

               (i) On the Effective Date, Subscriber shall pay to Whirlwind a fee equal to Five Thousand Dollars ($5,000.00).

               (ii) Within thirty (30) days after the first anniversary of the Effective Date, Subscriber shall pay to Whirlwind a fee determined as follows:

                    (A) If the aggregate amount of donations pledged to Member Charities through V-Giving from the Effective Date through the calendar day before the first anniversary of the Effective Date (the "First Year Period") is less than Ten Thousand Dollars ($10,000.00), then Subscriber shall pay a fee equal to Five Thousand Dollars ($5,000.00).

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
                    (B) If the aggregate amount of donations pledged to Member Charities through V-Giving during the First Year Period equals or exceeds Ten Thousand Dollars ($10,000.00), but is less than Fifteen Thousand Dollars ($15,000.00), then Subscriber shall pay a fee equal to Seven Thousand Dollars ($7,000.00).

                    (C) If the aggregate amount of donations pledged to Member Charities through V-Giving during the First Year Period equals or exceeds Fifteen Thousand Dollars ($15,000.00), but is less than Twenty Thousand Dollars ($20,000.00), then Subscriber shall pay a fee equal to Ten Thousand Dollars ($10,000.00).

                    (D) If the aggregate amount of donations pledged to Member Charities through V-Giving during the First Year Period equals or exceeds Twenty Thousand Dollars ($20,000.00), then Subscriber shall pay a fee equal to Fifteen Thousand Dollars ($15,000.00).

               (iii) Within thirty (30) days after the second anniversary of the Effective Date, Subscriber shall pay to Whirlwind a fee determined as follows:

                    (A) If the aggregate amount of donations pledged to Member Charities through V-Giving from the first anniversary of the Effective Date through the calendar day prior to the second anniversary of the Effective Date (the "Second Year Period") is less than Fifteen Thousand Dollars ($15,000.00), then the Subscriber shall pay to Whirlwind a fee equal to Five Thousand Dollars ($5,000.00).

                    (B) If the aggregate amount of donations pledged to Member Charities through V-Giving during the Second Year Period equals or exceeds Fifteen Thousand Dollars ($15,000.00), but is less than Twenty Thousand Dollars ($20,000.00), then Subscriber shall pay to Whirlwind a fee equal to Ten Thousand Dollars ($10,000.00).

                    (C) If the aggregate amount of donations pledged to Member Charities through V-Giving during the Second Year Period equals or exceeds Twenty Thousand Dollars ($20,000.00), then Subscriber shall pay a fee equal to Fifteen Thousand Dollars ($15,000.00).

          (b) Membership Base. The payment terms contained in Section 3(a) above
              ---------------
are based on Subscriber's list of member organizations existing as of the Effective Date (the "ORIGINAL MEMBERS"), which is attached hereto as Exhibit A.
                                                                      ---------
With respect to any new member added by Subscriber after the Effective Date (each, an "ADDITIONAL MEMBER," and with the Original Members, the "MEMBER CHARITIES"), Subscriber shall pay a fee (the "ADDITIONAL MEMBER FEE") to Whirlwind of One Hundred Eighty Dollars ($180.00) per year for each Additional Member (which is in addition to the fees payable pursuant to Section 3(a) above) if a Hyperlink is installed on such Additional Member's splash page on Subscriber's website. Additional Member Fees shall be paid by Subscriber to Whirlwind (i) within thirty (30) days after an Additional Member has a Hyperlink initially established on Subscriber's website with respect to the first year's fees, and (ii) within thirty (30) days of each anniversary of the Effective Date thereafter. Additional Members shall not contract directly with Whirlwind but their rights

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

to use of the V-Giving toolset and the Services provided in connection therewith shall be governed by the terms and conditions of this Agreement.

          (c) All fees paid by Subscriber to Whirlwind hereunder shall be nonrefundable notwithstanding any early termination of this Agreement pursuant to Section 2 or any notification by a Member Charity to Subscriber that it wishes to discontinue use of the V-Giving toolset.

     4.   NONDISCLOSURE.  Except as otherwise  provided  herein,  neither  party
          -------------
shall disclose the existence and nature of this Agreement or the terms and conditions contained herein without the other party's prior written consent; provided, however, that Whirlwind may disclose that it has furnished or contracted to furnish to Subscriber and the Member Charities the Hyperlinks and the Services so long as Whirlwind does not disclose in detail the terms of this Agreement.

     5.   COVENANT NOT TO COMPETE.
          -----------------------

          (a) As an inducement for Whirlwind to enter into this Agreement, Subscriber agrees that during the term of this Agreement and for a period of three (3) years thereafter, Subscriber will not, and Subscriber shall ensure that any entity it controls shall not, without Whirlwind's prior written consent, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be associated with, or in any manner connected with, lend its credit to, or render services or advice to, any business whose products or services compete, directly or indirectly, in whole or in part with the products or services of Whirlwind related to V-Giving anywhere in the world. Subscriber agrees that this covenant is reasonable with respect to its duration, geographic area and scope.

          (b) In the event of a breach by  Seller of any  covenant  set forth in
Section 5(a) of this Agreement, the term of such covenant will be extended by the period of the duration of such breach.

     6.   REMEDIES.  If  Subscriber  breaches the  covenants set forth  in  this
          --------
Agreement, Whirlwind will be entitled to the following remedies: (i) damages; and (ii) in addition to its right to damages and any other rights it may have, Whirlwind shall be entitled to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of this Agreement, it being agreed that money damages alone would be inadequate to compensate Whirlwind and would be an inadequate remedy for such breach.

     7.   USE OF NAMES; MARKETING AND PROMOTIONAL ACTIVITIES BY SUBSCRIBER.
          ----------------------------------------------------------------

          (a) As an additional inducement to enter into this Agreement, Whirlwind shall have the right to use on its corporate website, its other advertising and promotional materials and/or in the V-Giving toolset, in its reasonable discretion, the name of Subscriber and, except for the Member Charities set forth on Exhibit B hereto, the names of the Member Charities.
                       ---------

          (b) Subscriber represents and warrants that, except for the Member Charities set forth on Exhibit B hereto, it has procured from each Member
                         ----------
Charity the proper  authorization

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

to grant the right to Subscriber to use the name of such Member Charity in accordance with this Section 7.

          (c) Subscriber hereby agrees to indemnify, protect, and hold harmless Whirlwind from and against any and all liability, loss, or damage and to reimburse Whirlwind for any expenses, including legal fees and disbursements, to which Whirlwind may be put because of claims or litigation on account of infringement or alleged infringement of any trademarks or other intellectual property rights of the Member Charities because of Whirlwind's use of the name of a Member Charity in accordance with the terms of this Section 7.

          (d) Subscriber further agrees to provide Whirlwind with the marketing and promotional services described in Exhibit C hereto during the term.
                                      ---------

     8.   MARKETING TO  INDIVIDUAL  CHAPTERS.  The  Individual  Charities  shall
          --------------------------------
receive a discount in the amount of Sixty Dollars ($60.00) off of the regular annual subscription price for an individual subscriber of to V-Giving.


     9.   NO WARRANTY.  WHIRLWIND PROVIDES THE V-GIVING TOOLSET AND SERVICES "AS
          -----------
IS" AND WITHOUT ANY WARRANTY, EXPRESS OR IMPLIED. WHIRLWIND SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, FREEDOM FROM COMPUTER VIRUS, NON-INFRINGEMENT, AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

     10.  LIMIT  OF  LIABILITY.  THE  MAXIMUM  LIABILITY OF WHIRLWIND UNDER THIS
          --------------------
AGREEMENT SHALL BE THE AMOUNT OF FEES PAID BY SUBSCRIBER UNDER THIS AGREEMENT FOR THE TWELVE (12) MONTH PERIOD PRECEDING COMMENCEMENT OF THE EVENT GIVING RISE TO LIABILITY. IN NO EVENT SHALL WHIRLWIND BE LIABLE FOR LOST PROFITS OR ANY SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (HOWEVER ARISING, INCLUDING THROUGH NEGLIGENCE) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR WITH SERVICES RENDERED.

     11.  INTELLECTUAL  PROPERTY.  All  design, text, graphics,  interfaces, and
          ----------------------
the selection and arrangements  thereof with respect to the V-Giving toolset are
(c) [year of first posting], Whirlwind Marketing, Inc. Use of the artwork images or any other materials constituting part of the V-Giving toolset, except as contemplated by this Agreement, including, without limitation, reproduction, modification, distribution, or republication, without prior written permission of Whirlwind is strictly prohibited.

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

     12.  MISCELLANEOUS.
          -------------

          (a) This Agreement supersedes all prior agreements and understandings between the parties relating to the subject matter hereof, and is intended by the parties as the complete and exclusive statement of the terms of this Agreement.

          (b) This Agreement is binding upon, and inures to the benefit of, the successors and permitted assigns of the parties. Neither party hereto may assign or otherwise transfer, in whole or in part, this Agreement without the other's express prior written consent, which consent shall not be unreasonably withheld or delayed.

          (c) No modification, addition to or waiver of any right, obligation or default under this Agreement shall be effective unless in writing and signed by the parties hereto.

          (d) One or more waivers of any right, obligation or default shall not be construed as a waiver of any subsequent right, obligation or default.

          (e) Should any of the provisions of this Agreement, or portions thereof, be found to be invalid by any court of competent jurisdiction, the remainder of the Agreement shall nonetheless remain in full force and effect.

          (f) This Agreement shall be deemed a contract made under the laws of the State of Delaware, and for all purposes shall be governed by and construed in accordance with the laws of said jurisdiction without regard to its conflicts of laws principles. The parties each submit itself to the jurisdiction of the courts of the State of Delaware, United States, and to the jurisdiction of any federal court of the United States located in such jurisdiction, for the purpose of any suit, action, or other proceeding arising out of this Agreement.

          (g) All notices provided for in this Agreement shall be in writing, addressed to the appropriate party at its principal office or to any other address specified by a notice, and shall either be delivered personally or by means providing evidence of delivery, such as registered or certified mail with return receipt, facsimile transmission or telegram.

          (h)  If  circumstances   beyond  the  control  of  the  parties  shall
temporarily make it impossible for either or both of them to perform their obligations under this Agreement, then the principles of force majeure will apply and the rights and obligations of the parties will be temporarily suspended during the force majeure period to the extent that such performance is reasonably affected thereby. Circumstances beyond the control of the parties shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, nuclear events, general electrical or telecommunications failures, epidemics, governmental regulations, fire, earthquakes or other disasters, but shall not include payment of any amounts due under this Agreement.

          (i) This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same document.

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

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed and delivered by their duly authorized officers as of the date first written above.


                                WHIRLWIND MARKETING, INC.



                                By: /s/ Mark W. Peters
                                    --------------------------------------
                                    Name: Mark W. Peters
                                    Title: President/COO


                                AMERICA'S CHARITIES



                                By: /s/ Richard M. Gondella
                                    --------------------------------------
                                    Name: Richard M. Gondella
                                    Title:  Director, Marketing & Communications


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